SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 2, 2001


                            THE TESSERACT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                      1-11111                  41-1581297
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


      4515 E. Muirwood Drive
         Phoenix, Arizona                                           85048
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code (480) 940-6300


          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     SALE OF PARADISE LANE SCHOOL

     On March 2, 2001, The TesseracT Group, Inc. ("we" or us") sold certain of our assets to Gan Yeladeem, an Arizona non-profit corporation ("GY"). We made this sale pursuant to the terms of a Purchase and Sale Agreement, dated February 6, 2001, by and between us and GY.

     In this transaction, we sold certain of our assets including equipment, personal property, records, files and goodwill related to the property commonly known as the Paradise Lane School in Phoenix, Arizona. In consideration for the sale of these assets we received $250,000 with $150,000 paid at closing and the balance evidenced by a promissory note secured by the purchased assets.

ITEM 5. OTHER EVENTS

     As previously disclosed, The TesseracT Group, Inc. and its wholly owned subsidiary, Sunrise Educational Services, Inc. ("Sunrise") filed for reorganization under Chapter 11 of the United States Bankruptcy Code on October 6, 2000. Monthly Operating Reports for January 2001 as filed with the United States Bankruptcy Court for the District of Arizona for The TesseracT Group, Inc. and Sunrise are attached hereto as Exhibits 99.1 and 99.2.

     Effective March 15, 2001, our Chief Executive Officer, Dr. Lucian Spataro resigned. Dr. Spataro will remain on the company's Board of Directors. Dr. Spataro resigned to pursue other interests. The press release related to Dr. Spataro's resignation is attached hereto as Exhibit 99.3.

ITEM 7. EXHIBITS

     EXHIBIT NO.
     -----------

        10.1 Purchase and Sale Agreement between the TesseracT Group, Inc. and Gan Yeladeem

        99.1 Monthly Operating Report of The TesseracT Group, Inc. for January 2000

        99.2       Monthly Operating Report of Sunrise for January 2000

        99.3 Press Release regarding Chief Executive Officer resignation dated March 5, 2001

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE TESSERACT GROUP, INC.


Dated:  March 13, 2001                   By: /s/ Douglass E. Snell
                                            ---------------------------------
                                            Douglass E. Snell
                                            Controller

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